Exhibit 1.1

Execution Version

Kimbell Royalty Partners, LP

5,000,000 Common Units Representing Limited Partner Interests

UNDERWRITING AGREEMENT

January 9, 2020

CREDIT SUISSE SECURITIES (USA) LLC

As Representative of the Several Underwriters

listed on Schedule I hereto

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Ladies and Gentlemen:

Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 5,000,000 common units representing limited partner interests in the Partnership (“Common Units”). The aggregate of 5,000,000  Common Units to be purchased from the Partnership are called the “Firm Units.” In addition, the unitholders listed in Schedule VII hereto (the “Selling Unitholders”) have agreed, severally and not jointly, to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 750,000 Common Units (collectively, the “Additional Units”). The Firm Units and the Additional Units are collectively referred to in this Agreement as the “Units.” Credit Suisse Securities (USA) LLC (“Credit Suisse”) is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as the “Representative.”

The Partnership, Kimbell Royalty GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and Kimbell Royalty Operating, LLC, a Delaware limited liability company (“OpCo”), are collectively called the “Partnership Parties.” The Partnership Parties and the entities set forth under the caption “Partnership Subsidiaries” on Schedule V hereto are collectively called the “Partnership Entities.”

On January 9, 2020, the Partnership entered into (i) a Securities Purchase Agreement (the “Springbok I Purchase Agreement”) with the owners of Springbok Energy Partners, LLC (“Springbok I”) to acquire all of the issued and outstanding equity in Springbok I and (ii) a Securities Purchase Agreement (the “Springbok II Purchase Agreement” and, together with the

Springbok I Purchase Agreement, the “Springbok Purchase Agreements”) with the owner of Springbok Energy Partners II, LLC (“Springbok II”) to acquire all of the issued and outstanding equity interests in Springbok II.

The Partnership Parties and the Selling Unitholders wish to confirm as follows their respective agreements with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Units from the Partnership and the Selling Unitholders.

1.                                      Registration Statement and Prospectus. The Registration Statement (as defined herein) (a) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (b) has been filed with the Commission under the Act; and (c) has been declared effective under the Act. Copies of the Registration Statement and any amendment thereto have been delivered by the Partnership to the Underwriters. As used in this Agreement:

(i) “Base Prospectus” shall mean the base prospectus contained in the Registration Statement at the Time of Sale;

(ii) “Effective Date” means the date and time as of which the Registration Statement, or any post-effective amendment or amendments thereto, was or is declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering and sale of the Units;

(iv) “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which is used in connection with the offering and sale of the Units prior to the filing of the Prospectus, together with the Base Prospectus;

(v) “Prospectus” means the final prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Time of Sale, together with the Base Prospectus;

(vi) “Registration Statement” means the registration statement on Form S-3 (File No. 333-230986), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement and any base prospectus and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Time of Sale and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined herein). Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) of the Rules and Regulations;

(vii) “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”);

(xvii)  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act;

(viii)  “Time of Sale” means 6:10 p.m., New York City time, on January 9, 2020; and

(ix) “Time of Sale Information” means, as of the Time of Sale, the Preliminary Prospectus, together with the information set forth on Schedule IV hereto and each Issuer Free Writing Prospectus identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations.

Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents that, at the time of filing, are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

2.                                      Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, the Partnership hereby agrees to issue and sell an aggregate of 5,000,000 Firm Units to the Underwriters. Upon the basis of the representations, warranties and agreements of the Partnership Parties herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership at a purchase price of $14.8025 per Unit (the “purchase price per Unit”), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto.

In addition, the Selling Unitholders hereby agree, severally and not jointly and as to the extent indicated in Schedule VII hereto, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Partnership Parties and the Selling Unitholders herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right at any time within 30 days from the date of this Agreement to purchase from the Selling Unitholders up to 750,000 Additional Units at the purchase price per Unit for the Firm Units, less an amount per Common Unit equal to any cash distribution payable by the Partnership on the Firm Units but only to the extent that such distribution is not payable on the Additional Units. If any Additional Units are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Units (subject to such adjustments as you may determine to avoid fractional units) that bears the same proportion to the total number of Additional Units to be purchased by the Underwriters as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Units. Any such election to purchase Additional Units shall be made in proportion to the maximum number of Additional Units agreed to be sold by each Selling Unitholder as set forth in Schedule VII hereto.

3.                                      Terms of Public Offering. The Partnership and the Selling Unitholders have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after this Agreement has become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.

Not later than 12:00 p.m., New York City time, on the second business day following the date the Units are released by the Underwriters for sale to the public, the Partnership shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

4.                                      Delivery of the Units and Payment Therefor. Delivery to the Underwriters of the Firm Units and payment therefor shall be made at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, at 8:30 a.m., Houston, Texas time, on January 14, 2020 (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Units and the Closing Date may be varied by agreement between the Representative and the Partnership.

Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, at such time and such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representative on behalf of the Underwriters to the Partnership and the Selling Unitholders, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Units. Such notice may be given at any time within 30 days after the date of this Agreement and must set forth the aggregate number of Additional Units as to which the Underwriters are exercising the option. The place of closing for the Additional Units and the Additional Closing Date may be varied by agreement between the Representative, the Partnership and the Selling Unitholders.

The Firm Units and any Additional Units shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the Additional Closing Date, as the case may be. The Firm Units and Additional Units shall be delivered to Credit Suisse on the Closing Date or any Additional Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the purchase price therefor. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) for the accounts of the Underwriters.

It is understood that Credit Suisse has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Unit for the Firm Units and the Additional Units, if any, that the Underwriters have agreed to purchase. Credit Suisse, individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by Credit Suisse by the Closing Date or any Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5.                                      Covenants and Agreements of the Partnership Parties and the Selling Unitholders. The Partnership Parties, and with respect to subsection (o) of this Section 5 only, each of the Selling Unitholders, severally and not jointly, covenant and agree with the several Underwriters as follows:

(a)                                    The Partnership Parties will use their best efforts to prepare the Prospectus and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this agreement. The Partnership Parties will advise you promptly and, if requested by you, will confirm such advice in writing (i) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (iii) within the period of time referred to in Section 5(h) hereof, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership Entities, taken as a whole, or of any event that comes to the attention of the Partnership Parties that makes any statement made in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership Parties will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Partnership Parties will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) under the Act before the close of business on the second business day immediately following the date hereof.

(b)                                 The Partnership Parties will furnish to you, upon request and without charge, two signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement, without exhibits thereto, as originally filed and of each amendment thereto as you may reasonably request.

(c)                                  The Partnership Parties will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership Parties or the Representative, be required by the Act or requested by the Commission.

(d)                                 The Partnership Parties will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for Underwriters and obtain your consent prior to filing any of those with the Commission.

(e)                                  None of the Partnership Parties shall distribute and, prior to the later to occur of the Closing Date or any Additional Closing Date and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, the Prospectus and any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with this Agreement.

(f)                                   The Partnership Parties will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and, if at any time after the date hereof, any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may, from time to time, reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)                                  Prior to the execution and delivery of this Agreement, the Partnership Parties have delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(h) hereof, the Partnership Parties consent to the use, in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Partnership Parties.

(h)                                 As soon after the execution and delivery of this Agreement as is practicable and thereafter, from time to time, for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, and for so long a period as you may request for the distribution of the Units, the Partnership Parties will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Partnership Parties consent to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Units pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Units under Section 4(a)(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Partnership Parties or in the reasonable opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other applicable law, the Partnership Parties will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(i)                                     The Partnership Parties will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the offering and sale of the Units by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Units; provided that in no event shall the Partnership Entities be obligated to qualify to do business in any jurisdiction where they are not now so qualified or to take any action that would subject them to general service of process in suits or to taxation in any jurisdiction in which they would not otherwise be subject, other than those arising out of the offering or sale of the Units, as contemplated by this Agreement and the Prospectus, in any jurisdiction where they are not now so subject. In the event that the qualification of the Units in any jurisdiction is suspended, the Partnership Parties shall so advise you promptly in writing.

(j)                                    The Partnership Parties will make generally available to the Partnership’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(k)                                 Unless otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), during the period ending two years from the date hereof, the Partnership will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement (if applicable), quarterly report or annual report of the Partnership delivered to unitholders or filed with the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the New York Stock Exchange (“NYSE”) or any national securities exchange and, (ii) from time to time, such other information concerning the Partnership as you may reasonably request.

(l)                                     If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 13 hereof, other than clauses (iv) or (v)) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Partnership Parties to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Partnership Parties agree to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters) reasonably incurred by you in connection herewith.

(m)                             The Partnership will apply the net proceeds from the sale of the Firm Units to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(n)                                 For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), the Partnership and the General Partner will not, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than (A) the Common Units issued pursuant to the terms of this Agreement (including, for the avoidance of doubt, the Additional Units)), employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof, (B) any exchange or redemption at any time, or from time to time, of any and all Class B units representing limited partner interests in the Partnership and units representing limited liability company interests in OpCo for Common Units, (C) Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for any businesses that are acquired by the Partnership or its subsidiaries; provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(n) for the remaining term of the Lock-Up Period, or with respect to the Common Units or any securities convertible or exchangeable into Common Units to be issued pursuant to the Springbok Purchase Agreements, on similar terms, (D) Common Units or any securities that are convertible or exchangeable into Common Units pursuant to an effective registration statement that is filed after the date of the Prospectus pursuant to clause (iii) below or (E) Common Units issued pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof); (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise; (iii) file or cause to be filed a registration statement, including any amendments with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than (A) any registration statement on Form S-8, (B) any amendment or supplement to the Registration Statement filed in accordance with Section 5(c) of this Agreement, (C) any registration statement solely relating to the entrance by the Partnership into a definitive agreement related to an acquisition by the Partnership or its subsidiaries or, (D) to the extent such filing is made after the expiration of the Underwriters option to purchase Additional Units, any registration statement that is a contractual obligation resulting from the entrance by the Partnership into a definitive agreement related to an acquisition by the Partnership or its subsidiaries); or (iv) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of the Representative on behalf of the Underwriters. The Partnership will furnish to the Representative, on the date hereof, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”), executed by each person set forth on Schedule III hereto.

(o)                                 Such Selling Unitholder will execute and deliver a Lock-Up Agreement substantially in the form of Exhibit A attached hereto. Such Selling Unitholder will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of any of the Units

(p)                                 Prior to the Closing Date or any Additional Closing Date, as the case may be, the Partnership will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Partnership for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(q)                                 The Partnership will comply with all provisions of any undertakings contained in the Registration Statement.

(r)                                    The Partnership Parties will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of any of the Units.

(s)                                   The Partnership will timely file with the NYSE all documents and notices required by the NYSE for the listing of the Units.

(t)                                    The Partnership will promptly notify the Representative if the Partnership ceases to be an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”) at any time prior to the later of (i) the time when a prospectus relating to the offering or sale of the Units or any other securities relating thereto is not required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) and (ii) completion of the Lock-Up Period.

6.                                      Representations and Warranties of the Partnership Parties. The Partnership Parties, jointly and severally, hereby represent and warrant to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and any Additional Closing Date, as the case may be, that:

(a)                                 The Registration Statement has been filed with, and been declared effective by, the Commission. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(b)                                 The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Units, is not on the date hereof and will not be on the Closing Date or any Additional Closing Date an “ineligible issuer” (as defined in Rule 405 under the Act).

(c)                                  The Registration Statement conformed in all material respects at the time it initially became effective and the Time of Sale and will conform in all material respects on each of the Closing Date and any Additional Closing Date, if applicable, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, in all material respects, and the Prospectus will conform, in all material respects, to the applicable requirements of the Act and the Rules and Regulations when filed with the Commission pursuant to Rule 424(b) under the Rules and Regulations and on the Closing Date and any Additional Closing Date, if applicable.

(d)                                 The Registration Statement did not, as of the Time of Sale, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(e)                                  The Prospectus will not, as of its date, the date it was filed with the Commission, or on the Closing Date or any Additional Closing Date, if applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(f)                                   The Time of Sale Information did not, as of the Time of Sale, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(g)                                     No Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Time of Sale Information at the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(h)                                    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.

(i)                                        From the time of filing of the Registration Statement through the date hereof, the Partnership has been and is an Emerging Growth Company.

(j)                                       The Partnership (i) has not alone engaged in any Testing-the-Waters Communication, (ii) has not authorized anyone to engage in such communications, other than the Representative, and (iii) has not distributed or approved for distribution any Testing-the-Waters Communication that is a “written communication” within the meaning of Rule 405 under the Act, other than those listed on Schedule VI hereto.

(k)                                 Each of the Partnership Entities is duly organized and validly existing as a limited liability company or limited partnership in good standing under the laws of the jurisdiction of its formation or organization with requisite limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction listed opposite its name on Schedule V hereto, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Partnership Entities, taken as a whole (a “Material Adverse Effect”).

(l)                                     The General Partner has, and at the Closing Date and any Additional Closing Date, will have, requisite limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(m)                             The General Partner is, and at the Closing Date and any Additional Closing Date, if applicable, will be, the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership (the “GP Interest”); the GP Interest has been duly authorized and validly issued in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Partnership (as it may be amended from time to time, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens, except for such Liens as permitted in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Information and the Prospectus, if any.

(n)                                 The Partnership is, and at the Closing Date, will be, the owner of approximately 47.9% of the common units of OpCo and all of the issued and outstanding Series A Cumulative Convertible Preferred Units of OpCo. The Partnership is, and at the Closing Date and any Additional Closing Date, if applicable, will be, the managing member of OpCo. Such equity interests have been duly authorized and validly issued in accordance with the Organizational Agreement of OpCo and are fully paid (to the extent required under such Organizational Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Partnership owns such equity interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), other than Liens incurred pursuant to the Partnership’s Credit Agreement dated as of January 11, 2017 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) or as set forth in the Registration Statement, the Time of Sale Information and the Prospectus. As used herein, “Organizational Agreement” means the limited liability company agreement, limited partnership agreement or partnership agreement, as applicable, of an entity.

(o)                                 OpCo is, and at the Closing Date and any Additional Closing Date, if applicable, will be, the sole member of Kimbell Intermediate Holdings, LLC, a Delaware limited liability company (“Intermediate Holdings”), and owns 100.0% of the limited liability company interests in Intermediate Holdings. Such equity interests have been duly authorized and validly issued in accordance with the Organizational Agreement of Intermediate Holdings and are fully paid (to the extent required under such Organizational Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and OpCo owns such equity interests free and clear of all Liens, other than Liens incurred pursuant to the Credit Agreement or those set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(p)                                 Intermediate Holdings is, and at the Closing Date and any Additional Closing Date, if applicable, will be, the sole member of Haymaker Holding Company, LLC, Haymaker Properties GP, LLC, Kimbell Royalty Holdings, LLC, Phillips Energy Partners II, LLC and Phillips Energy Partners III, LLC, and owns 100.0% of the limited liability company interests in each such entity. Such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Agreements and are fully paid (to the extent required under such Organizational Agreements) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Intermediate Holdings owns such equity interests free and clear of all

Liens, other than Liens incurred pursuant to the Credit Agreement or those set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(q)                                 Intermediate Holdings owns, and at the Closing Date and any Additional Closing Date, if applicable, will own, 100.0% of the limited partner interests in Haymaker Properties, LP (“Haymaker Properties”). Such equity interests have been duly authorized and validly issued in accordance with the Organizational Agreement of Haymaker Properties and are fully paid (to the extent required under such Organizational Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Intermediate Holdings owns such equity interests free and clear of all Liens, other than Liens incurred pursuant to the Credit Agreement or those set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(r)                                    Other than its direct or indirect ownership of the other Partnership Entities and Kimbell Operating Company, LLC, the General Partner does not own, and at the Closing Date and any Additional Closing Date, if applicable, will not own, directly or indirectly, any equity of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the equity of any corporation, partnership, limited liability company, joint venture, association or other entity that would not constitute a significant subsidiary as such term is defined in Section 1.02(w) of Regulation S-X under the Act. Other than the Partnership’s direct or indirect ownership of the equity interests set forth opposite the name of the Partnership Entities under the heading “Partnership Subsidiaries” on Schedule V, the Partnership does not own, and at the Closing Date and any Additional Closing Date, if applicable, will not own, directly or indirectly, any equity of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the equity of any corporation, partnership, limited liability company, joint venture, association or other entity that would not constitute a significant subsidiary as such term is defined in Section 1.02(w) of Regulation S-X under the Act.

(s)                                   At the Closing Date and at any Additional Closing Date, the Partnership’s subsidiaries will not be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except as set forth in the Credit Agreement or in the applicable Organizational Agreement.

(t)                                    At the Closing Date, the Firm Units to be sold by the Partnership and, at any Additional Closing Date, as applicable, any Additional Units to be sold by the Partnership pursuant to Section 14(c), and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will have been validly issued; the unitholders purchasing such Firm Units (or Additional Units, as applicable) do not have any obligation to make further payments for the purchase of such Firm Units (or Additional Units, as applicable).

(u)                                 The authorized equity capitalization of the Partnership is as set forth in the Time of Sale Information and the Prospectus.

(v)                                 The Firm Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement and the Time of Sale Information and to be included in the Prospectus.

(w)                               Except (i) as described in the Registration Statement and the most recent Preliminary Prospectus or (ii) as contained in the Organizational Agreement or the certificate of limited partnership or formation, as appropriate, or any other organizational document of each Partnership Entity (collectively, the “Organizational Documents”), there are no profits interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case, pursuant to the Organizational Documents or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Except for such rights that have been waived or as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(x)                                 This Agreement has been duly and validly authorized, executed and delivered by each of the Partnership Parties.

(y)                                 The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Firm Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Time of Sale Information and the Prospectus. At the Closing Date and any Additional Closing Date, if applicable, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Parties or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery by a Partnership Party, as applicable, of the Firm Units, the execution and delivery by a Partnership Party, as applicable, of the Organizational Agreements and the consummation by a Partnership Party, as applicable, of any transactions contemplated by this Agreement, shall have been validly taken.

(z)                                  The statements in the Registration Statement and Time of Sale Information under the captions “Cash Distribution Policy and Restrictions on Distributions,” “Description of our Common Units,” “The Partnership Agreement,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness—Revolving Credit Agreement,” “Certain Relationships and Related Party Transactions, and Director Independence” and “Material United States Federal Income Tax Consequences,” insofar as they purport to summarize the provisions of the legal matters and documents referred to therein, are accurate summaries in all material respects. There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts (including the Springbok Purchase Agreements) and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(aa)                          The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms.

(bb)                          The First Amended and Restated Limited Liability Company Agreement of the General Partner (as it may be amended from time to time) has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms.

(cc)                            The First Amended and Restated Limited Liability Company Agreement of OpCo (as it may be amended from time to time) has been duly authorized, executed and delivered by OpCo and is a valid and legally binding agreement of OpCo, enforceable against OpCo in accordance with its terms.

(dd)                          Each of the Organizational Agreements of the Partnership Entities set forth under the caption “Partnership Subsidiaries” on Schedule V has been duly authorized, executed and delivered by such Partnership Entity party thereto, and is a valid and legally binding agreement of such Partnership Entity, enforceable against such Partnership Entity in accordance with its terms. Each of the Springbok Purchase Agreements has been duly authorized, executed and delivered by such Partnership Party party thereto, and is a validly and legally binding agreement of such Partnership Entity, enforceable against such Partnership Entity in accordance with its terms.

(ee)                            There are no legal or governmental proceedings pending or, to the best knowledge of the Partnership Parties, threatened, against the Partnership Entities or to which the Partnership Entities or any of their properties are subject, that are required to be described in the Registration Statement, Time of Sale Information or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Partnership Parties, threatened, against or involving the Partnership Entities, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act. None of the Partnership Entities has received notice or been made aware that any other party is in breach of or default to the Partnership Entities under any contract described in the Registration

Statement, the Time of Sale Information and the Prospectus or filed as an exhibit to the Registration Statement.

(ff)                              None of the Partnership Entities is (i) in violation of its formation, governing or other organizational documents; (ii) in violation of any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Partnership Entities or any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Partnership Entities; or (iii) in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any agreement, indenture, lease or other instrument (each, an “Existing Instrument”) to which any Partnership Entity is a party or by which any of their properties may be bound, which violations and defaults, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated under this Agreement, or materially impair the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated in the Registration Statement, Time of Sale Information and the Prospectus; and there does not exist any state of facts that constitutes an event of default on the part of the Partnership Entities as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(gg)                            None of the issuance and sale of the Firm Units by the Partnership, the execution, delivery or performance of this Agreement, the execution, delivery and performance of each of the Springbok Purchase Agreements by the Partnership, nor the consummation by the Partnership Parties of the transactions contemplated hereby or by the Springbok Purchase Agreements requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, except (i) such as may be required for (A) the registration of the Units under the Act, (B) the listing of the Units for trading on the NYSE, (C) the compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice, (ii) such consents, approvals, authorizations or filings which have been, or prior to the Closing Date, will be obtained or made or (iii) such consents, approvals, authorizations or filings which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and (C) are expected in the reasonable judgment of the Partnership Parties to be obtained or made in the ordinary course of business after the Closing Date.

(hh)                          None of the issuance and sale of the Firm Units by the Partnership, the execution, delivery or performance of this Agreement, the execution, delivery and performance of each of the Springbok Purchase Agreements by the Partnership, nor the consummation by the Partnership Parties of the transactions contemplated hereby or by the Springbok Purchase Agreements (i) constitutes or will constitute a breach of, or a default under, the Organizational Documents of the Partnership Entities or any agreement, indenture, lease or other instrument to which any Partnership Entity is a party or by which any of its properties may be bound, (ii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the

Partnership Entities or any of their properties or (iii) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, or requires the consent of any other party to, any Existing Instrument (other than the Credit Agreement), except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership Entities.

(ii)                                  Grant Thornton LLP (“Grant Thornton”), the certified public accountants who have certified certain financial statements (including the related notes thereto and supporting schedules) of the Partnership and its subsidiaries incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

(jj)                                Deloitte & Touche LLP (“Deloitte”), the certified public accountants who have certified certain financial statements (including the related notes thereto and supporting schedules) of Haymaker Properties included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

(kk)                          PricewaterhouseCoopers LLP (“PwC”), the certified public accountants who have certified certain financial statements (including the related notes thereto and supporting schedules) of Haymaker Minerals & Royalties, LLC (“Haymaker Minerals”) included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

(ll)                                  Heard, McElroy & Vestal LLC (“HMV”), the certified public accountants who have certified certain financial statements (including the related notes thereto and supporting schedules) of PEP I Holdings, LLC, PEP II Holdings, LLC and PEP III Holdings, LLC (each, a “Phillips Entity,” and collectively, the “Phillips Entities”) included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

(mm)                  The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows and changes in equity of the entities purported to be shown thereby, on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such historical financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial data included or incorporated by reference in the Registration Statement and Prospectus (and any amendment or supplement thereto) is fairly presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Partnership Entities, and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The selected historical financial data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the most recent Preliminary Prospectus (and any amendment or supplement thereto) is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The pro forma condensed financial statements together with related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) present fairly the information contained therein, have been prepared in all material respects in accordance with the Commission’s rules and regulations with respect to pro forma financial statements and have been properly presented on the bases described therein. Additionally, the pro forma condensed financial statements include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein and the pro forma adjustments reflect an appropriate application of those adjustments to the historical amounts in the pro forma condensed financial statements.

(nn)                          Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities have (A), since the date of the last audited balance sheet included or incorporated by reference in the Time of Sale Information and the Prospectus, incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (B) sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (C) paid or declared any dividends or other distributions with respect to its equity interests and the Partnership Entities are not in default under the terms of their equity interests or any outstanding debt obligations, (ii) there has not been any change in the outstanding equity interests of the Partnership Entities or any material change in the indebtedness of the Partnership Entities (in each case, other than in the ordinary course of business) and (iii) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, properties, net worth, result of operations or prospects of the Partnership Entities.

(oo)                          The Units have been approved for listing on the NYSE under the symbol “KRP”, subject to official notice of issuance of the Units being sold by the Partnership or the Selling Unitholders, as the case may be.

(pp)                          Other than excepted activity pursuant to Regulation M under the Exchange Act, the Partnership Entities have not taken, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or for any other purpose.

(qq)                          The Partnership Entities have filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct, and none of the Partnership Entities is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and any Additional Closing Date, as the case may be, any unit transfer and other taxes that are required to be paid in connection with the sale of the Common Units to be sold by the Partnership to the Underwriters will have been fully paid by the Partnership and all laws imposing such taxes will have been complied with.

(rr)                                No relationship, direct or indirect, exists between the Partnership Entities on the one hand, and the directors, officers, unitholders, customers or suppliers of the Partnership Entities on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(ss)                              None of the Partnership Entities is, and, after giving effect to the offering and sale of the Firm Units and the application of the proceeds thereof as described in the Time of Sale Information, will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(tt)                                At the Closing Date and any Additional Closing Date, each of the Partnership Entities has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Partnership Entities has operated and is operating its business in compliance with and not in violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, except in each case, as has not had or would not have a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the permits contains restrictions that are materially burdensome to the Partnership Entities, taken as a whole.

(uu)                          Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Partnership will have, directly or indirectly, (i) good and defensible title to all of the interests in oil and gas properties, including the mineral and royalty interests (the “Mineral Interests”), underlying its estimates of its net proved reserves contained in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) good and marketable title to all other real and personal property reflected in the Registration Statement, the

Time of Sale Information and the Prospectus as assets owned by it, in each case, free and clear of all Liens except such as (A) are described in the Registration Statement, the Time of Sale Information and the Prospectus, (B) are created by or permitted under the Credit Agreement or (C) do not materially affect the value of the business of the Partnership Entities, taken as a whole, and do not interfere in any material respect with the use made or proposed to be made of such properties by the Partnership Entities, taken as a whole. All property (real and personal) held under lease by the Partnership Entities are held by them under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Partnership Entities.

(vv)                             Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to qualifications as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, except where failure to have such rights-of-way would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(ww)                      Ryder Scott Company, L.P. (“Ryder Scott”), a reserve engineer that prepared a reserve report on estimated net proved oil and natural gas reserves with respect to the Mineral Interests held by the Partnership as of December 31, 2018, was, as of the date of preparation of such reserve report, and is, as of the date hereof, an independent petroleum engineer with respect to the Partnership.

(xx)                          The information contained in the Time of Sale Information and the Prospectus regarding estimated proved reserves of the Partnership as of December 31, 2018 is based upon the reserve report prepared by Ryder Scott. The information provided to Ryder Scott by the Partnership Parties, including, without limitation, information as to production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects in accordance with customary industry practices on the date the report was made. The information contained in the Time of Sale Information and the Prospectus regarding estimated proved reserves of Haymaker Properties and Haymaker Minerals as of December 31, 2018 is true and correct in all material respects.

(yy)                          The reserve report (the “Ryder Scott Reserve Report”) prepared by Ryder Scott setting forth the estimated proved reserves with respect to the Mineral Interests held by the Partnership as of December 31, 2018 accurately reflects in all material respects the ownership interests of the Partnership in the properties therein. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case, in the ordinary course of business, and except as disclosed in the Time of Sale Information and the Prospectus, none of the Partnership Parties is aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves as described in the Time of Sale Information and the

Prospectus and the Ryder Scott Reserve Report; and estimates of such reserves as described in the Time of Sale Information and the Prospectus and reflected in the Ryder Scott Reserve Report comply in all material respects with the applicable requirements of Regulation S-X of the Commission and Subpart 1200 of Regulation S-K under the Act. Estimates of the Haymaker Properties and Haymaker Minerals reserves and present values comply in all material respects with the applicable requirements of Regulation S-X of the Commission and Subpart 1200 of Regulation S-K under the Act.

(zz)                            The Partnership Entities, the Board of Directors (the “Board”) of the General Partner and the officers of the General Partner are in compliance with all applicable provisions of Sarbanes-Oxley and the Exchange Rules. The Partnership Entities maintain a system of internal accounting controls (the “Internal Controls”) that comply with applicable provisions of the Exchange Act and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the audit committee (the “Audit Committee”) of the Board in accordance with the Exchange Rules. The Partnership has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Partnership does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would result in a Material Adverse Effect.

(aaa)                   The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s Chief Executive Officer and its Chief Financial Officer by others within those entities, to allow timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 of the Exchange Act.

(bbb)                   The Partnership Parties have not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Act with the offer and sale of the Units pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Time of Sale Information and the Prospectus, the Partnership Parties have not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than Common Units issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Time of Sale Information and the Prospectus.

(ccc)                      None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Entities has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Partnership Entities and, to the knowledge of the Partnership Parties, their affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(ddd)                   None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(eee)                      The operations of the Partnership Entities are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the “United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” or the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(fff)                         The Partnership Entities (i) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. None of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. None of the Partnership Entities owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(ggg)                      Each of the Partnership Entities owns or has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Partnership Entities conduct all or any material part of its business, except as has not and will not have a Material Adverse Effect; there is no claim pending against the Partnership Entities with respect to any Intellectual Property and the Partnership Entities have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. None of the Partnership Entities has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(hhh)                   The Partnership has procured Lock-Up Agreements, in the form of Exhibit A attached hereto, from each person set forth on Schedule III hereto.

(iii)                               The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and none of the Partnership Entities has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(jjj)                            Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Partnership Entities and any “employee benefit plan” (as defined under ERISA) established or maintained by the Partnership Entities or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws; (ii) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” established or maintained by the Partnership Entities or any of their ERISA Affiliates, excluding any reportable event for which a waiver applies, (iii) neither the Partnership Entities nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971 or 4975 or 4980B of the Internal Revenue Code of 1986, as amended, (the “Code”), and (iv) each “employee benefit plan” established or maintained by the Partnership Entities or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Partnership Entities, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Partnership Entities is a member.

(kkk)                   None of the Partnership Parties or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement)

that would give rise to a valid claim against the Partnership Parties or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(lll)                               Each of the statements made by the Partnership in the Registration Statement, the Time of Sale Information, and the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions,” was made or will be made with a reasonable basis and in good faith.

(mmm)       All statistical or market-related data included or incorporated by reference in the Registration Statement, Time of Sale Information or the Prospectus are based on or derived from sources that the Partnership Parties reasonably believe to be reliable and accurate in all material respects, and the Partnership has obtained written consent to the use of all such data, to the extent required.

7.                                      Representations and Warranties of the Selling Unitholders. Each Selling Unitholder, severally and not jointly, hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on any Additional Closing Date, if applicable, that:

(a)                                 As of immediately prior to the sale of the Additional Units to be sold by such Selling Unitholder pursuant to this Agreement on any Additional Closing Date, if applicable, such Selling Unitholder will have full right, power and limited liability company authority to enter into this Agreement and to sell, assign, transfer and deliver the Additional Units to be delivered by such Selling Unitholder, free and clear of all liens, encumbrances, restrictions on transfer or adverse claims, except for any arising under this Agreement or the related Lock-Up Agreement, on such Additional Closing Date.

(b)                                 Upon payment for the Additional Units to be sold by such Selling Unitholder pursuant to this Agreement, delivery of such Additional Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such Additional Units in the name of Cede or such other nominee and the crediting of such Additional Units on the books of DTC to securities accounts of the Underwriters, (i) DTC shall be a “protected purchaser” of such Additional Units within the meaning of Section 8-303 of the New York Uniform Commercial Code (the “UCC”), (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Additional Units, and (iii) an action based on an “adverse claim” (within the meaning of Sections 8-102 and 8-105 of the UCC) to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriters with respect to such security entitlement (in each case, assuming that the Underwriters are purchasing such Additional Units without, and DTC has no, notice of any adverse claim). For purposes of this representation, such Selling Unitholder may assume that when such payment, delivery, registration and crediting occur, (A) the “securities intermediary’s jurisdiction” under Section 8-501 of the UCC with respect to DTC is the State of New York, (B) such Additional Units will have been registered in the name of Cede or another nominee designated by DTC, in each case, on the Partnership’s share registry in accordance with its certificate of limited partnership, limited partnership agreement and applicable law, (C) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (D) each Underwriter maintains a securities account with DTC and appropriate entries to those accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (E) to the extent DTC, or any other securities intermediary which acts as clearing corporation with respect to the Additional Units, maintains any “financial asset” within the meaning of Section 8-102(a)(9) of the UCC in a clearing corporation within the meaning of Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (F) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (G) if at any time DTC or other securities intermediary does not have sufficient Additional Units to satisfy claims of all of its entitlement holders with respect thereto, then all holders will share pro rata in the Additional Units then held by DTC or such securities intermediary.

(c)                                  None of the sale of the Additional Units by such Selling Unitholder, the execution, delivery or performance of this Agreement nor the consummation by such Selling Unitholder of the transactions contemplated hereby requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official that has jurisdiction over such Selling Unitholder or the Additional Units, except (i) such as may be required for (A) the registration of the Additional Units under the Act, (B) the listing of the Additional Units for trading on the NYSE, (C) the compliance with the Act, the Exchange Act or the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement, or (D) FINRA’s clearance of the underwriting terms and arrangements of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice, (ii) such consents, approvals, authorizations or filings which have been, or prior to the applicable Additional Closing Date, will be obtained or made, (iii) such consents, approvals, authorizations or filings which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement or (C) are expected in the reasonable judgment of such Selling Unitholder to be obtained or made in the ordinary course of business after the Additional Closing, or (iv) where the failure to obtain any such consent, approval, authorization or order would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Selling Unitholder to consummate the transactions contemplated by this Agreement.

(d)                                 None of the sale of the Additional Units by such Selling Unitholder, its execution, delivery or performance of this Agreement or the consummation by such Selling Unitholder of the transactions contemplated hereby will result (i) in a violation of its formation, governing or other organizational documents; (ii) in a violation of any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to such Selling Unitholder or any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over such Selling Unitholder; or (iii) in a default in any respect in the performance of any obligation, agreement or condition contained in any Existing Instrument to which such Selling

Unitholder is a party or by which any of its properties may be bound, which violations and defaults, in the case of clause (ii) or (iii), would reasonably be expected to materially impair the ability of such Selling Unitholder to consummate the transactions contemplated by this Agreement.

(e)                                  On its date, at the time of filing of the Prospectus pursuant to Rule 424(b), and on the Closing Date and any Additional Closing Date, if applicable, the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence is limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Unitholder furnished to the Partnership in writing by such Selling Unitholder expressly for use in the Prospectus, it being understood and agreed that such information is limited to the Selling Unitholder Information (as defined in Section 9 hereof).

(f)                                   As of the Time of Sale, none of (i) the Time of Sale Information, (ii) any Issuer Free Writing Prospectus, when considered together with the Time of Sale Information, or (iii) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Information, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence is limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Unitholder furnished to the Partnership in writing by such Selling Unitholder expressly for use in therein, it being understood and agreed that such information is limited to the Selling Unitholder Information.

(g)                                  Such Selling Unitholder (i) has not alone engaged in any Testing-the-Waters Communication, (ii) has not authorized anyone to engage in such communications, other than the Representative, and (iii) has not distributed or approved for distribution any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act, other than (x) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (y) those listed on Schedule VI hereto, any electronic road show and any other written communication approved in writing in advance by the Partnership and the Representative.

(h)                                 None of such Selling Unitholder or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against such Selling Unitholder or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units hereunder.

(i)                                     Other than excepted activity pursuant to Regulation M under the Exchange Act, such Selling Unitholder has not taken, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or for any other purpose.

(j)                                    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Unitholder.

8.                                      Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Partnership agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto, including the fees, disbursements and expenses of the Selling Unitholders in accordance with the Amended and Restated Registration Rights Agreement, dated as of March 25, 2019, by and among the Partnership, the Selling Unitholders and the other parties thereto, and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) consistent with the provisions of Section 5(i), all expenses in connection with the qualification of the Units for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Units and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto, in an amount not to exceed $20,000; (v) the fees and expenses associated with listing the Units on the NYSE; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Units to the respective Underwriters; (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (ix) the transportation, lodging, graphics and other expenses of the Partnership incidental to its preparation for and participation in the “roadshow” for the offering contemplated hereby. Except as provided in this Section 8 and in Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(l) hereof, the Partnership agrees to reimburse the Underwriters as provided in Section 5(l).

9.                                      Indemnification and Contribution. Subject to the limitations in the third paragraph of this Section 9, the Partnership Parties agree to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, Testing-the-Waters Communications or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Partnership by or on behalf of any Underwriter through you, expressly for use in connection therewith; provided, however, that with respect to any untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of any Underwriter) from whom the person asserting any such Damages purchased the Units concerned if both (a) a copy of the Time of Sale Information was not sent or given to such person at or prior to the written confirmation of the sale of such Units to such person as required by the Act and (b) the untrue statement or omission in the Preliminary Prospectus was corrected in the Time of Sale Information. This indemnification shall be in addition to any liability that the Partnership Parties may otherwise have.

Subject to the limitations in the third paragraph of this Section 9, each Selling Unitholder, severally and not jointly in proportion to the number of any Additional Units sold and delivered by such Selling Unitholder hereunder, agrees to indemnify and hold harmless (a) you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (b) the Partnership Parties, their directors, each officer who signed the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in each case, from and against any and all Damages arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement, the Time of Sale Information, any free writing prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that a Selling Unitholder will only be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents in reliance upon and in conformity with written information furnished to the Partnership by any such Selling Unitholder for use therein, it being understood and agreed that the only such information furnished by any Selling Unitholder consists of the following information: each Selling Unitholder’s name and corresponding number of units set forth in the table of Selling Unitholders in the Registration Statement and the Prospectus under the heading “Selling Unitholders” and each Selling Unitholder’s address (collectively, the “Selling Unitholder Information”). Notwithstanding the foregoing, the liability of any Selling Unitholder pursuant to this paragraph shall not exceed an amount equal to the aggregate net proceeds, after underwriting discounts and commissions but before deducting other expenses, received by such Selling Unitholder from the sale of any Additional Units sold by such Selling Unitholder under this Agreement (the “Selling Unitholder Net Proceeds”).

If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Partnership Parties or any of the Selling Unitholders (as applicable) pursuant to the preceding paragraphs of this Section

9, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable and documented fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed within a reasonable time to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter or such controlling person that may not be available to the indemnifying party(s), or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the indemnifying party(s) shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). It is understood and agreed that all such documented reasonably incurred fees and expenses shall be paid or reimbursed as they are incurred, and any such separate counsel for any Underwriter or any such controlling persons shall be designated in writing by the Representative. The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph or second paragraph of this Section 9, as applicable.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties and the Selling Unitholders, the Partnership Parties’ directors and officers who sign the Registration Statement, any person who controls the Partnership Parties or a Selling Unitholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Partnership Parties and the Selling Unitholders to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Partnership Parties or any of the Selling Unitholders, any of the General Partner’s directors, any of the General Partner’s officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Partnership Parties and the Selling Unitholders by the immediately preceding paragraphs (except that if the Partnership Parties or the applicable Selling Unitholders shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Partnership Parties, the Selling Unitholders, the General Partner’s directors, any such officers of the General Partner and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraphs.

In any event, the Partnership Parties and the Selling Unitholders will not, without the prior written consent of the Representative (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

If the indemnification provided for in this Section 9 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties and the Selling Unitholders on the one hand, and the Underwriters on the other hand, from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Partnership Parties and the Selling Unitholders on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Partnership Parties and the Selling Unitholders on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties and the Selling Unitholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case, as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the Partnership Parties, the Selling Unitholders and the Underwriters from the offering of the Units shall include the net proceeds (before deducting expenses) received by the Selling Unitholders and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units, in each case, computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Partnership Parties and the Selling Unitholders on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties and the Selling Unitholders on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing provisions of this paragraph, the requirement of each Selling Unitholder to contribute shall be limited to an amount equal to the Selling Unitholder Net Proceeds of such Selling Unitholder, less any amounts that such Selling Unitholder pays under the second paragraph of this Section 9.

The Partnership Parties, the Selling Unitholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Units underwritten by it and distributed to the public, and the aggregate liability of any Selling Unitholder under the second paragraph of this Section 9 and this paragraph shall not exceed the Selling Unitholder Proceeds received by such Selling Unitholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 11 hereof) and not joint.

Notwithstanding the third paragraph of this Section 9, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 9 and the representations and warranties of the Partnership Parties and the Selling Unitholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership Parties, the Selling Unitholders, the General Partner’s directors or officers or any person controlling the Partnership Parties or the Selling Unitholders, (ii) acceptance of any Units and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Partnership Parties, the Selling Unitholders, the General Partner’s directors or officers or any person controlling the Partnership Parties or the Selling Unitholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the third paragraph of this Section 9, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of FINRA. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such arbitration would be limited to the operation of the interim reimbursement provisions contained in the third and fifth paragraphs of this Section 9, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the third paragraph of this Section 9.

10.                               Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Units on the Closing Date or the Additional Units on any Additional Closing Date (if applicable), as the case may be, are subject to the following conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Rules and Regulations within the applicable time period prescribed for such filing by the Rules and Regulations; all material required to be filed pursuant to Rule 433(d) under the Rules and Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Rules and Regulations.

(b)                                 You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the capitalization of the Partnership or any material change in the indebtedness (other than in the ordinary course of business) of the Partnership, (ii) except as set forth in or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Partnership that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Partnership, (iii) no loss or damage (whether or not insured) to the property of the Partnership Entities shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Partnership Entities or any of their properties that is material to the Partnership Entities or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Partnership Entities that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Units as contemplated hereby.

(c)                                  You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Baker Botts L.L.P., counsel to the Partnership, dated the Closing Date or Additional Closing Date, as the case may be, substantially to the effect set forth in Exhibit B hereto.

(d)                                 In connection with a sale of the Additional Units by EIGF Aggregator III LLC or TE Drilling Aggregator LLC (collectively, the “Aggregator Entities”) hereunder on the Additional Closing Date, if any, you shall have received an opinion of Kirkland & Ellis LLP, counsel to the Aggregator Entities, dated the Additional Closing Date, in a form reasonably satisfactory to the Representative.

(e)                                  You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Units, the Registration Statement and other related matters as you may reasonably request, and the Partnership and the Selling Unitholders and their respective counsels shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f)                                   You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of Grant Thornton, Deloitte, PwC and HMV, independent certified public accountants, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof, the Closing Date or the Additional Closing Date, as applicable (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof, the Closing Date or the Additional Closing Date, as applicable), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)                                  You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of Ryder Scott, independent petroleum engineer, substantially in the form heretofore approved by you.

(h)                                 (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Partnership Parties, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Partnership Parties, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Partnership Parties contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Partnership (or such other officers as are acceptable to you) to the effect set forth in this Section 10(h) and in Section 10(b) hereof.

(i)                                     All of the representations and warranties of each Selling Unitholder contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Additional Closing Date and signed by such Selling Unitholder (or one or more attorneys-in-fact on behalf of such Selling Unitholder) to the effect set forth in this Section 10(i).

(j)                                    The Partnership Parties, in the case of the Closing Date, and the Partnership Parties and the Selling Unitholders, in the case of the Additional Closing Date, shall not have failed in any material respect to have performed or complied with any of their respective agreements, covenants and other obligations contained herein.

(k)                                 You shall have received certificates, dated as of the date hereof and as of the Closing Date (and, as of any Additional Closing Date, as applicable), of the chief financial officer of the Partnership, in form and substance reasonably satisfactory to the Representative.

(l)                                     The Lock-Up Agreements from each of the persons listed on Schedule III hereto, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect.

(m)                             At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 10, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 10 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c), (d) and (e) shall be revised to reflect the sale of Additional Units.

If any of the conditions hereinabove provided for in this Section 10 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Partnership of such termination in writing or by telegram at or prior to the Closing Date or the Additional Closing Date, as the case may be, but you shall be entitled to waive any of such conditions.

11.                               Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 8 and 9 shall at all times be effective.

12.                               Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Units that it or they have agreed to purchase hereunder on either the Closing Date or any Additional Closing Date, and the aggregate number of Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units that the Underwriters are obligated to purchase on such date, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Units that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Units on either the Closing Date or any Additional Closing Date and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units that the Underwriters are obligated to purchase on such date and arrangements satisfactory to you and the Partnership or, in the case of the Additional Units, the Selling Unitholders, for the purchase of such Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Partnership or the Selling Unitholders (provided that if such default occurs with respect to Additional Units, this Agreement will not terminate as to the Firm Units or any Additional Units purchased prior to such termination). In any such case that does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Date or Additional Closing Date, as applicable, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

13.                               Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Partnership or the Selling Unitholders by notice to the Partnership, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, in your sole judgment, (a) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE, (b) trading in securities generally on the NYSE or the NASDAQ Global Select Market shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (c) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (d) any downgrading shall have occurred in the rating accorded the Partnership’s debt securities, if any, by any

“nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, (e) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities, if any, or (f) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units. Notice of such cancellation shall be promptly given to the Partnership and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

14.                               Failure of One or More of the Selling Unitholders to Sell and Deliver the Additional Units. If one or more of the Selling Unitholders shall fail to sell and deliver to the Underwriters the Additional Units to be sold and delivered by such Selling Unitholders at the Additional Closing Date pursuant to this Agreement, and the other Selling Unitholders do not increase, pro rata or otherwise, the number of Common Units to be sold by them hereunder such that the aggregate number of Common Units actually sold and delivered by all Selling Unitholders is unchanged, then the Underwriters may at their option, by written notice from the Representative to the Partnership and the Selling Unitholders, either (a) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 8 and 9 hereof, the Partnership or the Selling Unitholders, (b) purchase the Additional Units that the other Selling Unitholders have agreed to sell and deliver in accordance with the terms hereof or (c) purchase an amount of Common Units from the Partnership equal to the amount of Additional Units the Selling Unitholder(s) fail to sell and deliver to the Underwriters in accordance with the terms hereof. If one or more of the Selling Unitholders shall fail to sell and deliver to the Underwriters the Additional Units to be sold and delivered by such Selling Unitholders pursuant to this Agreement at the applicable Additional Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Partnership and the Selling Unitholders, to postpone the applicable Additional Closing Date, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

15.                               Information Furnished by the Underwriters. The Partnership Parties and the Selling Unitholders acknowledge that the fifth and ninth paragraph under the caption “Underwriting” and the statements in the first paragraph under the caption “Underwriting-Conflicts of Interest,” in any Preliminary Prospectus and the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6, 7 and 9 hereof.

16.                               Miscellaneous. Except as otherwise provided in Sections 5 and 13 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered by mail or facsimile transmission as follows:

(i)                                  to the Partnership:

Kimbell Royalty Partners, LP

777 Taylor Street, Suite 810

Fort Worth, Texas 76102

Attention: R. Davis Ravnaas

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Attention: Jason A. Rocha

Facsimile: (713) 229-2858

(ii)                               to the Aggregator Entities:

c/o Kohlberg Kravis Roberts & Co. L.P.
600 Travis Street, Suite 7200
Houston, Texas 77002
Attention: Dashiell Lane

Facsimile: (713) 583-9430

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4500

Houston, TX 77002

Attention: Matthew R. Pacey, P.C.

Facsimile: (713) 836-3601

(iii)                            to the Underwriters:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Attention: IBCM-Legal

Facsimile: (213) 325-4296

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: John M. Greer

Facsimile: (713) 546-5401

This Agreement shall be binding upon, and shall inure solely for the benefit of the several

Underwriters, the Partnership Parties, the Selling Unitholders and the directors and officers of the General Partner and each person who controls any of the Partnership Parties, the Selling Unitholders or any Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.                               Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

18.                               Waiver of Jury Trial. The Partnership, the Selling Unitholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

19.                               Counterparts. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

20.                               No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Partnership Parties and the Selling Unitholders acknowledge and agree that (a) nothing herein shall create a fiduciary or agency relationship between the Partnership Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other hand; (b) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to either the Partnership Entities or the Selling Unitholders in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (c) the relationship between the Partnership Parties and the Selling Unitholders, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Units was established by the Partnership Entities, the Selling Unitholders and the Underwriters based on discussions and arms’ length negotiations and the Partnership Parties and the Selling Unitholders understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (d) any duties and obligations that the Underwriters may have to the Partnership Parties or the Selling Unitholders shall be limited to those duties and obligations specifically stated herein; and (e) notwithstanding anything in this Agreement to the contrary, the Partnership Parties and the Selling Unitholders acknowledge that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership or the Selling Unitholders for the Units and such interests may differ from the interests of the Partnership Parties and the Selling Unitholders, and the Underwriters have no obligation to disclose, or account to the Partnership Parties or the Selling Unitholders for any benefit they may derive from such additional financial interests. The Partnership Parties and the Selling Unitholders hereby waive and release, to the fullest extent permitted by the applicable law, any claims they may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Partnership Parties or the Selling Unitholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Partnership Parties or the Selling Unitholders or any of their unitholders, managers, employees or creditors.

21.                               Research Analyst Independence. The Partnership Parties and the Selling Unitholders acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership, the value of the Common Units and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties and the Selling Unitholders hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties or the Selling Unitholders by any Underwriter’s investment banking division. The Partnership Parties and the Selling Unitholders acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

22.                               Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership and the Selling Unitholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

23.                               Recognition of the U.S. Special Resolution Regimes.

(a)                                 In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Please confirm that the foregoing correctly sets forth the agreement among the Partnership Parties, the Selling Unitholders and the several Underwriters.

Very truly yours,

KIMBELL ROYALTY PARTNERS, LP

By: Kimbell Royalty GP, LLC, its general partner

By:	/s/ Robert Ravnaas
Name: Robert Ravnaas
Title: Chief Executive Officer

KIMBELL ROYALTY GP, LLC

By:	/s/ Robert Ravnaas
Name: Robert Ravnaas
Title: Chief Executive Officer

KIMBELL ROYALTY OPERATING, LLC

By:	/s/ Robert Ravnaas
Name: Robert Ravnaas
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

EIGF AGGREGATOR III LLC

By: EIGF Aggregator LLC, its managing member

/s/ T. Dashiell Lane
Name: T. Dashiell Lane
Title: Vice President

TE DRILLING AGGREGATOR LLC

By: KKR Energy Income and Growth Fund I-TE L.P., its sole member

By: KKR Associates EIGF TE L.P., its general partner

By: KKR EIGF LLC, its general partner

/s/ T. Dashiell Lane
Name: T. Dashiell Lane
Title: Vice President

[Signature Page to Underwriting Agreement]

CONFIRMED as of the date first above
mentioned, for itself and as Representative
of the several Underwriters named
in Schedule I hereto.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Blake London
Authorized Representative

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters

Name	Number of Firm Units
Credit Suisse Securities (USA) LLC	2,617,347
Raymond James & Associates, Inc.	1,239,796
RBC Capital Markets, LLC	380,952
Goldman Sachs & Co. LLC	285,714
UBS Securities LLC	285,714
Wells Fargo Securities, LLC	95,238
Imperial Capital, LLC	38,096
TD Securities (USA) LLC	38,096
Tuohy Brothers Investment Research, Inc.	19,047
Total	5,000,000

I-1

SCHEDULE II

Issuer Free Writing Prospectus

None.

II-1

SCHEDULE III

Persons Subject to Lock-Up

•                  Robert D. Ravnaas

•                  R. Davis Ravnaas

•                  Matthew S. Daly

•                  Blayne Rhynsburger

•                  Brett G. Taylor

•                  Ben J. Fortson

•                  T. Scott Martin

•                  Mitch S. Wynne

•                  William H. Adams III

•                  Craig Stone

•                  Peter Alcorn

•                  Erik B. Daugbjerg

•                  Selling Unitholders

III-1

SCHEDULE IV

Pricing Information Annex

Number of Firm Units: 5,000,000

Number of Additional Units: 750,000

Public Offering Price: $15.50

IV-1

SCHEDULE VI

Written Testing-the-Waters Communications

None.

VI-1

SCHEDULE VII

Selling Unitholders

Selling Unitholder	Number of Additional Units

EIGF Aggregator III LLC	702,071
TE Drilling Aggregator LLC	47,929

VII-1

EXHIBIT A

Form of Lock-Up Agreement

January 9, 2020

KIMBELL ROYALTY PARTNERS, LP

777 Taylor Street, Suite 810

Fort Worth, Texas 76102

CREDIT SUISSE SECURITIES (USA) LLC

As Representative of the Several Underwriters

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Re:                            Kimbell Royalty Partners, LP - Restriction on Common Unit Sales

Dear Sirs:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), as issuer, Kimbell Royalty GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Kimbell Royalty Operating, LLC, the unitholders listed in Schedule VII thereto (the “Selling Unitholders”) and Credit Suisse Securities (USA) LLC, the representative (the “Representative”) of certain underwriters (the “Underwriters”) named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of common units representing limited partners interests of the Partnership (the “Units”), as described in and contemplated by the registration statement of the Partnership on Form S-3, File No. 333-230986, as initially filed with the Securities and Exchange Commission on April 23, 2019 (as amended, the “Registration Statement”), and as became effective on May 23, 2019 (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director or the General Partner, or an owner of Common Units, options, warrants or other securities of the Partnership (the “Partnership Securities”), that the Partnership and the Selling Unitholders complete the proposed Offering.

The undersigned further recognizes that the Partnership Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United

States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Partnership Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Partnership Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Partnership Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Units”), pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a period commencing on the date hereof and ending [60 days](1) after the date of this Agreement, inclusive (the “Lock-Up Period”), without the prior written consent of the Representative. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Units during the Lock-Up Period, even if such Lock-Up Units would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Units or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Units.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, the undersigned agrees that the foregoing restrictions shall not apply to:

(1)                                 the Partnership Securities being offered pursuant to the Underwriting Agreement;

(2)                                 any grant of restricted stock units pursuant to the long-term incentive plan of the General Partner, or disposition to satisfy tax withholding obligations in connection with the vesting of such restricted stock units;

(3)                                 transactions relating to Lock-Up Units acquired in the open market after the completion of the Offering;

(4)                                 transfers of Lock-Up Units as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(5)                                 in the case of an undersigned that is an entity, (a) transfers of Lock-Up Units to any entity controlling, controlled by or under common control with the undersigned, directly or indirectly, or (b) distributions of Lock-Up Units to members or other equity holders of the undersigned or transfers to any investment fund managed by any of such persons, provided that the transferee(s) or distributee(s) thereof agree to be bound in writing by the restrictions set forth herein;

(6)                                 beginning on the date 31 days following the date of the Underwriting Agreement,

(1)  Note to Draft: 45 days for Selling Unitholders.

in the case of an undersigned that is an entity, the bona fide pledge, hypothecation or other granting of a security interest in any Lock-Up Units to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer to such lending institution upon foreclosure upon such Lock-Up Units, provided that prior to any such transfer, such lending institution shall agree to be bound in writing by the restrictions set forth herein;

(7)                                 transfers or actions pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving a change in control of the Partnership, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Units held by the undersigned shall remain subject to this letter agreement; or

(8)                                 entries into a written trading plan designed to comply with Rule 10b5-1 of the Exchange Act, provided that no sales are made pursuant to such trading plan during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Partnership during the Lock-Up Period.

It is understood that, upon the earliest to occur, if any, of (i) the date on which the Partnership advises the Representative, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering; (ii) in the case of an undersigned that is an entity, (a) the date on which the undersigned notifies the Partnership, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to include any of its Partnership Securities in the Offering, (b) the date that is 31 days after the date of the Underwriting Agreement, in the event that the Underwriters have not by that date exercised the option to purchase Additional Units by delivery of written notice in accordance with Section 4 of the Underwriting Agreement or (c) the date upon which the Partnership or the undersigned receives written notice from the Representative that the Underwriters have determined not to exercise such option; or (iii) the date on which the Underwriting Agreement (other than the provisions thereof that survive termination) is terminated, then the undersigned will no longer be subject to the provisions of this letter agreement. Further, the undersigned will no longer be subject to the provisions of this letter agreement if the Public Offering Date shall not have occurred on or before January 24, 2020.

In furtherance of the foregoing, the Partnership and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Units if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

Signature of Securityholder